UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sunlight Financial Holdings Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

101 North Tryon Street, Suite 1000
Charlotte, NC 28246
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE:	June 8, 2022

TIME:	9:00 a.m. Eastern Time

ONLINE:	www.virtualshareholdermeeting.com/SUNL2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Sunlight Financial Holdings Inc., a Delaware corporation (the “Company” or “Sunlight”), which will be held on Wednesday, June 8, 2022 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SUNL2022. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.
The Annual Meeting is being held for the following purposes:
1.
To elect three Class I directors to the Board of Directors (the “Board”), Jeanette Gorgas, Kenneth Shea and Joshua Siegel, each to hold office until the 2025 Annual Meeting of Stockholders (“Proposal 1”).

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 (“Proposal 2”).
3.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal 1 of the Proxy Statement; and FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm, as described in Proposal 2 of the Proxy Statement.
Only stockholders of record at the close of business on April 11, 2022 (the “Record Date”) may vote at the meeting or any adjournment thereof.
Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the Proxy Statement beginning on Page 1 under the heading “Questions and Answers About These Proxy Materials and Voting”.
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are pleased to take advantage of the rules that allow issuers to furnish their proxy materials to their stockholders via the Internet. We believe these rules allow us to provide you with information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 14, 2022, we will deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders of record and beneficial owners at the close of business on the Record Date. The Notice will contain instructions on how to access our proxy statement and our annual report for the fiscal year ended December 31, 2021 (“2021 Annual Report”), provide instructions on how to vote via the internet or by telephone, and include instructions on how to receive a paper copy of our proxy materials by mail if you prefer. The accompanying proxy statement and our 2021 Annual Report can be accessed directly at the following internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the
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Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary of the Annual Meeting will convene the meeting at 9:00 a.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://sunlightfinancial.com.
YOUR VOTE IS IMPORTANT. Voting can be completed in one of four ways:
By internet by going to www.proxyvote.com;
by telephone by dialing toll-free 1-800-579-1639;

by mail by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided, as soon as possible to ensure your shares are represented; or

by attending the virtual Annual Meeting at: www.virtualshareholdermeeting.com/SUNL2022 and voting during the Annual Meeting.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now by proxy via the internet, telephone or by mail. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares. You can revoke a proxy at any time before it is exercised by voting at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU EITHER (I) VOTE BY USING THE INTERNET, (II) VOTE BY PHONE, (III) REQUEST PROXY MATERIALS BE SENT TO YOU BY MAIL AND THEN USE THE PROXY CARD PROVIDED BY MAIL TO CAST YOUR VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL OR (IV) ATTEND THE ANNUAL MEETING AND VOTE.
We appreciate your continued support of Sunlight Financial Holdings Inc. and look forward to receiving your proxy.
By Order of the Board of Directors

Matthew Potere Chief Executive Officer

Charlotte, North Carolina
April 14, 2022
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, June 8, 2022 at 9:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/SUNL2022.
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101 North Tryon Street, Suite 1000
Charlotte, NC 28246
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Wednesday, June 8, 2022
We are providing you with these proxy materials because the Board of Directors (the “Board” or the “Sunlight Board”) of Sunlight Financial Holdings Inc. (“Sunlight” or the “Company”) is soliciting your proxy to vote at Sunlight’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live webcast on Wednesday, June 8, 2022 at 9:00 a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SUNL2022, where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
The proxy materials, including this Proxy Statement and our 2021 Annual Report, are being distributed and made available on or about April 14, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “Sunlight” and the “Company” refer to Sunlight Financial Holdings Inc. and its subsidiaries. Sunlight was a special purpose acquisition company called Spartan Acquisition Corp. II (“Spartan”) prior to the closing on July 9, 2021 (the “Closing”) of the business combination (the “Business Combination”). The Business Combination represents the transactions contemplated by that certain Business Combination Agreement and Plan of Reorganization, dated as of January 23, 2021 (the “Business Combination Agreement”) whereby the entities that previously comprised the business of Sunlight Financial LLC (“Sunlight LLC”) merged with and into subsidiaries of the Company. For further information on the Business Combination, please refer to our 2021 Annual Report provided to our stockholders together with this Proxy Statement.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why are you holding a virtual meeting and how can stockholders attend?
We have adopted a virtual meeting format for our Annual Meeting this year in part to protect our stockholders and employees in light of the ongoing coronavirus (COVID-19) pandemic. We believe a virtual meeting provides expanded access, improves communication, reduces the environmental impact of the Annual Meeting, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. In addition, a virtual meeting format will provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement. To participate in our virtual Annual Meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/SUNL2022 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials if they prefer. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
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On or about April 14, 2022 the proxy materials are being distributed to all stockholders of record entitled to vote at the Annual Meeting.
What proxy materials are available on the internet?
The 2022 Proxy Statement and 2021 Annual Report are available at www.ProxyVote.com.
Who can vote at the Annual Meeting, and how can votes be cast?
Stockholder of Record: Shares Registered in Your Name: If on our Record Date you had Sunlight shares registered in your name with Sunlight’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record, and you may vote your shares by proxy or at the Annual Meeting. Specifically, you may vote:

by internet – by going to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 7, 2022 to be counted.

by telephone – by dialing toll-free 1-800-579-1639 using a touch-tone phone and following the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 7, 2022 to be counted.

by mail – by requesting a proxy card from us, and then indicating your vote on the proxy card by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Online during the virtual Annual Meeting– by going to www.virtualshareholdermeeting.com/SUNL2022 starting at 8:45 a.m. Eastern Time on Wednesday, June 8, 2022 and following the provided instructions.
We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy now via the internet, telephone or by mail to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank: If on our Record Date (April 11, 2022) your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•	Proposal 1 - Election of three Class I directors nominated by the Board to serve until the 2025 Annual Meeting of Stockholders; and
•	Proposal 2 - Ratification of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
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Will there be any other business conducted at the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the meeting, your shares will be voted in accordance with the discretion of the person or persons appointed as proxies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A or Class C common stock you own as of April 11, 2022. On this Record Date, there were 84,790,164 shares of Class A common stock and 47,595,455 shares of Class C common stock outstanding.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name: If you are a stockholder of record as of the Record Date and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank: If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization as of the Record Date, and you do not provide the broker or other nominee that holds your shares with voting instructions, then the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. See below under “How are votes counted?” for more information.
What happens if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, then your shares will be voted, as applicable, “For” the election of each of the three Class I director nominees, and “For” the ratification of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, then your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is making this solicitation and who will pay for this solicitation of proxies?
This proxy solicitation is being made on behalf of our Board. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication, however, directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, then your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
May I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name: If you are the record holder of your shares as of the Record Date, then you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Sunlight’s Corporate Secretary at 101 North Tryon Street, Suite 1000, Charlotte, NC 28246.
•	You may virtually attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
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Beneficial Owner: Shares Registered in the Name of Broker or Bank: If your shares are held by your broker or bank as a nominee or agent as of the Record Date, then you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 15, 2022 to Sunlight’s Corporate Secretary at 101 North Tryon Street, Suite 1000, Charlotte, NC 28246 and comply with the requirements in the Company’s Amended and Restated Bylaws (the “Bylaws”) and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 10, 2023 and not earlier than February 8, 2023; provided, however, that if our 2023 annual meeting of stockholders is held before May 9, 2023 or after July 8, 2023, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.
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Proposal 1: The election of directors is a matter considered non-routine under New York Stock Exchange (“NYSE”) rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore Sunlight expects broker non-votes on Proposal 1. Thus, if you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to that proposal.

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Proposal 2: Ratification of the selection of RSM US LLP is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 2, then brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of RSM US LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
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Proposal 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. Only votes “For” a specific nominee will affect the outcome with respect to that nominee. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

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Proposal 2: The ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Proposal 2 is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of RSM US LLP. Accordingly, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, then we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
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PROPOSAL 1—ELECTION OF DIRECTORS
Sunlight Financial Holdings Inc.’s Board of Directors (the “Board” or the “Sunlight Board”) is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.
The Board presently has nine members. There are three directors in the class whose term of office expires in 2022: Jeanette Gorgas, Kenneth Shea and Joshua Siegel. The Board has proposed that each of Jeanette Gorgas, Kenneth Shea and Joshua Siegel be elected as a Class I director at the Annual Meeting.
The nominees listed below are currently directors of the Company, and were each recommended for election by the Nominating, Governance & ESG Committee of the Board. If elected at the Annual Meeting, the nominees would serve until the 2025 annual meeting and until the election and qualification of his or her successor or, if sooner, his or her resignation, removal from office, death or incapacity. The Company encourages its directors to attend its annual meetings. We did not have an annual meeting of stockholders in 2021, although we had a special meeting that included the election of each of the nine current directors in connection with the Business Combination.
Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as Class I director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” a nominee will affect the outcome.
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.
	Class	Age	Position	Director Since**	Expiration of Term for which Nominated
Class I Nominees whose terms expire at the Annual Meeting
Jeanette Gorgas(2*)	I	53	Director	2021	2025
Kenneth Shea(2)	I	64	Director	2021	2025
Joshua Siegel(1)(3)	I	51	Director	2021	2025
Class II Directors whose terms expire at the 2023 Annual Meeting
Brad Bernstein	II	55	Director	2018	2023
Emil W. Henry, Jr.	II	61	Director	2015	2023
Jennifer D. Nordquist(2)(3)	II	54	Director	2021	2023
Class III Directors whose terms expire at the 2024 Annual Meeting
Toan Huynh(1)(3*)	III	46	Director	2021	2024
Matthew Potere	III	47	Chief Executive Officer and Director	2015	2024
Philip Ryan(1*)	III	66	Director	2021	2024
*	Signifies Chair of the Committee
**	Based on service on the boards of Sunlight and Sunlight LLC
(1)	Member of the Audit Committee
(2)	Member of Compensation Committee
(3)	Member of the Nominating, Governance & ESG Committee
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Class I Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting
Jeanette Gorgas
Ms. Gorgas is a board director and C-Suite executive with 25+ years of expertise in growth strategy, operations and human capital management. Her unique blend of experience has accelerated organizational performance and driven transformational growth in private and public companies, in the United States and on an international stage. Ms. Gorgas is a member of the Advisory Board of Encore Leadership Advisors, a minority and women-owned business, and the Supervisory Board of Delivery Hero (DLVHF), where she chairs the Strategy Committee, serves as the Nominations Committee Vice Chair, and is a member of the Audit Committee. Ms. Gorgas also sits on the Board of Directors of Youth INC, and is a member of the Audit and Nominating & Governance committees. From November 2019 to December 2020, Ms. Gorgas was Consultant & Chief Human Capital Officer at Valor Equity Partners, responsible for leading human capital solutions in portfolio operations, and developing and overseeing best practices to enable growth and scale at the firm. Before joining Valor, from July 2015 to November 2018, Ms. Gorgas was Chief Strategy Officer of Grant Thornton, and built and led the Office of Strategy Management. Her role at Grant Thornton included leading a team of 65 people in strategic planning, mergers & acquisitions, alliances, strategic initiative execution, knowledge management technology, change management and corporate social responsibility. Ms. Gorgas has held senior officer roles in Deutsche Bank, Bank of America and Weil, Gotshal & Manges, with ever-increasing responsibilities. She also served as Senior Associate Dean for Yale University, leading all facets of the MBA Program at Yale School of Management. Ms. Gorgas graduated with high honors from London School of Economics with a Master of Science (MSc) in Management. She earned a Bachelor of Science degree from Rutgers’ College School of Business, and attended Harvard Business School’s Advanced Management and Women on Boards programs.

We believe Ms. Gorgas is qualified to serve as a member of the Board due to her substantial experience in strategy planning and execution, human capital management, and her proven track record contributing to organizational growth across private and public companies.

Kenneth Shea
Mr. Shea is an Investment Partner with Pilot Growth Equity Partners, a venture capital firm focused on growth-stage technology companies. Previously, Mr. Shea served as Senior Managing Director at Guggenheim Securities, LLC from 2014 to 2019. Prior to joining Guggenheim Securities, LLC, Mr. Shea served as President of Coastal Capital Management LLC from 2009 until 2014, and Managing Director for Icahn Capital LP from 2008 to 2009 and as a Senior Managing Director at Bear, Stearns & Co, where he was employed from 1996 to 2008. Mr. Shea currently sits on the Board of Directors of Viskase Companies, Inc., a food packaging and service company, where he is a member of the Audit Committee. Mr. Shea also serves on the Advisory Board of WhyHotel, a privately-held, venture-backed real estate company. Mr. Shea is currently a Board Nominee for Delphi Growth Capital Corp, a special purpose acquisition company in registration with the SEC. Previously, Mr. Shea served on the board of trustees of Equity Commonwealth, a commercial office REIT, Hydra Industries, a special purpose acquisition company, and CVR Refining, a mid-continent refiner. Mr. Shea received his M.B.A. from the University of Virginia and his B.A. in Economics from Boston College.

We believe Mr. Shea is qualified to serve as a member of the Board due to his extensive experience in corporate finance and financial services and his knowledge of the capital markets.

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Joshua Siegel
Mr. Siegel founded StoneCastle Partners, LLC in 2003 and serves as Managing Partner and Chief Executive Officer, and previously served as Chairman of StoneCastle Financial Corp. He is widely regarded as a leading expert and investor in the banking industry. As Head of Innovation and Chief Imagineer of StoneCastle, Mr. Siegel is responsible for numerous first-of-their-kind products and has a unique eye for finding innovative solutions that solve for the myriad of banking and SEC regulations that might otherwise limit our activities. During Mr. Siegel’s career, his innovations have brought nearly $40 billion of capital and $25 billion of deposits to more than 1,600 community and regional banks. He was an adjunct professor at Columbia Business School, where he lectured on imagineering in financial services. Mr. Siegel has provided strategic advice to the Global Food Banking Network. He also provides annual economic support to Prep for Prep to make sure academic brilliance is recognized and nurtured without regard to a student’s economic, demographic or sociological impediments. Mr. Siegel received his BS in Management and Accounting from Tulane University. He is a member of the Young Presidents Organization and Mensa.

We believe Mr. Siegel is qualified to serve as a member of the Board due to his leadership experience in the banking industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
CLASS I DIRECTOR NOMINEES.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
In addition to the director nominees, Sunlight has six other directors who will continue in office after the Annual Meeting with terms expiring in 2023 and 2024. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating, Governance & ESG Committee and the Board to determine that the applicable director should serve as a member of our Board.
Class II Directors Continuing in Office until the 2023 Annual Meeting
Brad Bernstein
Mr. Bernstein is managing partner of FTV Capital and leads the sector-focused growth equity investment firm. Mr. Bernstein has over 30 years of private equity experience. Prior to FTV Capital, Mr. Bernstein was a partner at Oak Hill Capital Management and its predecessors where he managed the business and financial services group. He began his private equity career with Patricof & Company Ventures and started his professional career in the investment banking division of Merrill Lynch in New York. Mr. Bernstein also currently serves as a director of MarketsandMarkets, a research company, and Enfusion, Inc., a software-as-a-service company where he also serves on the compensation committee. Mr. Bernstein received a B.A. magna cum laude from Tufts University.

We believe Mr. Bernstein is qualified to serve as a member of the Board due to his leadership and management experience.

Emil W. Henry, Jr.
Mr. Henry is the CEO and Founder of Tiger Infrastructure Partners, a private equity firm focused on growth-oriented infrastructure investment opportunities. Prior to founding Tiger Infrastructure Partners, he was Global Head of the Lehman Brothers Private Equity Infrastructure businesses, where he oversaw global infrastructure investments. Mr. Henry currently serves on the board of directors for Arrowmark Financial Corp, Colonnade Acquisition Corp. II, and Easterly Government Properties, Inc. In 2005, Mr. Henry was unanimously confirmed by the United States Senate as Assistant Secretary of the Treasury for Financial Institutions by the President of the United States. Until his departure in 2007, he was a key advisor to two Treasury Secretaries on economic, legislative and regulatory matters affecting U.S. financial institutions and markets. Before joining the Treasury, Mr. Henry was a partner of Gleacher Partners LLC, an investment banking and investment management firm, where he served as Chairman of Asset Management, and Managing Director, and where he oversaw the firm’s investment activities. Mr. Henry began the formative part of his career at Morgan Stanley in the mid-1980s in that firm’s merchant banking arm where he executed management buyouts for Morgan Stanley’s flagship private equity fund. He holds an M.B.A. from Harvard Business School and a B.A. in Economics from Yale University.

We believe Mr. Henry is qualified to serve as a member of the Board due to his expertise in the financial institution industry.

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Jennifer D. Nordquist
Ms. Nordquist has 30 years of experience in public policy, research, government and the private sector. She is currently Executive Vice President of the Economic Innovation Group; serves on the Advisory Board of Big Sun Holdings; is a Fellow at the University of Virginia Darden School of Business; is an Advisory Board Member at ClearPath; is a Senior Adviser at the Center for Strategic and International Studies; and is an Adviser to the Special Competitive Studies Project. Confirmed unanimously by the United States Senate, she represented the United States at the Board of Directors of the World Bank Group from 2019-2021, where she was a member of the Audit Committee, the Committee on Development Effectiveness, and the Committee on Governance. Ms. Nordquist also served as Chief of Staff at the Council of Economic Advisers in the Executive Office of the President; Chief of Staff for the Economic Studies program at the Brookings Institution; Assistant Secretary at the U.S. Department of Housing and Urban Development; Senior Advisor in the Office of the Federal Coordinator for Gulf Coast Rebuilding; Deputy Chief of Staff at the Federal Deposit Insurance Corporation; and Deputy Assistant Secretary at the U.S. Department of Education. She also worked in the private sector in France and Thailand, and worked on Capitol Hill. She holds a BA from Stanford University and an MS from Northwestern University and received the Distinguished Service Award from the U.S. Department of the Treasury. She is a member of the Council on Foreign Relations, Extraordinary Women on Boards, and the National Association of Corporate Directors.

We believe Ms. Norquist is qualified to serve as a member of the Board due to her extensive experience in economics and public policy.

Class III Directors Continuing in Office until the 2024 Annual Meeting
Toan Huynh
Ms. Huynh has spent over 20 years working at the intersection of financial services and technology, leading large digital transformation projects for global 1000 firms. In 2008, she co-founded and served as Head of Insurance and Financial Services for Global One/Cloud Sherpas, a global cloud advisory firm, which was acquired by Accenture in 2015. Ms. Huynh remained as a Managing Director with Accenture’s CloudFirst Practice until 2018, while running various innovation programs including the Fintech Innovation Lab with the Partnership Fund for New York City and launching the Liquid Studios for Innovation. After spending over fifteen years investing in early stage companies, in 2018, she joined Citi Ventures as an Entrepreneur-in-Residence to launch new financial products within the Consumer Bank and Institutional Corporate Group divisions. In addition, she joined Information VP as the US-based partner, investing in B2B SaaS, financial services technologies, and enterprise technologies in North America and advising as a growth advisor until 2020. In 2020, she joined a team of operations-focused advisors working with funds and companies advising and executing on growth strategies and exit scenarios. She has served on the board of Flagstar Bank since December 2020 and the board of Bankers Financial Corporation since 2015, and continues to support high growth IT services and technology companies as a growth and operating advisor. Ms. Huynh also previously served on the board of Phillips Edison Grocery Center REIT III, Inc. Ms. Huynh holds a BA from the University of Pennsylvania in International Relations and Economics. She is a frequent speaker/mentor in startup and venture programs including FIS Venture Studio, Global Insurance Accelerator and Female Funders. In her spare time, Ms. Huynh seeks to link the arts as a bridge to a common language, volunteering with OpeningAct.org, WordswithoutBorders.org, and Lincoln Center Innovation Center. She is also on the Board of Trustees for The Ethel Walker School for Girls.

We believe Ms. Huynh is qualified to serve as a member of the Board due to her experience in early stage companies and the financial services industry.

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Matthew Potere
Mr. Potere is the Chief Executive Officer and a Class III member of the Sunlight Board. Mr. Potere served as Chief Executive Officer and a member of the board of directors for Sunlight LLC from 2015 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Potere served as a Senior Vice President responsible for Bank of America, N.A.’s home equity product from 2012 to 2015. Prior to Bank of America, Mr. Potere served as the Chief Operating Officer of Swift Financial from 2007 to 2010, and in various senior credit, marketing and operations roles at MBNA America Bank, N.A. from 1995 to 2006. Mr. Potere holds a B.A. in Criminal Justice from the University of Delaware.

We believe Mr. Potere is qualified to serve as a member of the Board due to his extensive executive management and lending industry leadership experience.

Philip Ryan
Mr. Ryan has served on the board of directors of Swiss Re Americas Holding Corporation since 2010 and as Chairman since 2012. Mr. Ryan joined the Board of Directors of Swiss Re Ltd, the parent company, in April 2015. Mr. Ryan served as Executive Vice President and Chief Financial Officer of Power Corporation of Canada and Power Financial Corporation in Montreal from January 2008 to May 2012 and in that capacity served on the board and committees of IGM Financial, Great West Lifeco and several of their subsidiaries, including Putnam Investments. Prior to that Mr. Ryan served as an officer of Credit Suisse Group in New York, London and Zurich from 1985 to 2008 in a variety of roles, including Chairman of the Financial Institutions Group (UK), Chief Financial Officer of Credit Suisse Group (Switzerland), Chief Financial Officer of Credit Suisse Asset Management (UK) and Managing Director of CSFB Financial Institutions Group (USA/UK). Mr. Ryan is also engaged in a number of charitable activities including the Smithsonian National Board. Mr. Ryan is an advisor to MKB Growth Capital active in renewable energy and transportation and FTV Capital active in financial technology. He is also a member of the New York Green Bank Advisory Board. Mr. Ryan received a B.S. from the University of Illinois School of Engineering and an M.B.A. from the Indiana University Kelly Graduate School of Business.

We believe Mr. Ryan is qualified to serve as a member of the Board due to his leadership experience in the financial institutions industry.

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Corporate Governance
Board Leadership Structure
Our Board does not have a formal policy regarding the combination of the roles of Chairperson of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. Currently, the roles are separated, with Matthew Potere serving as Chief Executive Officer and Emil W. Henry, Jr. serving as the Chairperson of the Board. We believe this permits the Chief Executive Officer to concentrate on the considerable responsibilities involved in managing the day-to-day functioning and long-term strategies of running the Company, thus ensuring that sufficient attention is paid to both executive and corporate governance concerns, which enhances our risk management procedures. We also have a lead independent director, Kenneth Shea, which helps ensure that the independent and non-management members of the Board have a voice. Our lead independent director is appointed by the majority of the independent directors of the Board, presides over all executive sessions of the Board, is responsible for calling separate meetings of the independent directors, determining the agenda and serving as chairperson of such meetings, reporting to the Company’s Chief Executive Officer and Chairperson of the Board regarding feedback from such meetings, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.
While we believe our current Board structure is best-suited to our Company and stockholders, the Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time. The Nominating, Governance & ESG Committee evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The Nominating, Governance & ESG Committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Independence of the Board of Directors
As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, each member of
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the Board, other than those continuing from the Sunlight LLC Board (Matthew Potere, Emil W. Henry, Jr. and Brad Bernstein) qualify as independent, as defined under the listing rules of the NYSE and applicable SEC rules. In addition, Sunlight is subject to the rules of the SEC and NYSE relating to the memberships, qualifications and operations of the Audit Committee, Compensation Committee and Nominating, Governance & ESG Committee as discussed below. The Board appointed Mr. Shea to serve as lead independent director until the 2022 annual meeting of stockholders. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Family Relationships
There are no familial relationships among the Sunlight directors and executive officers.
Information Regarding Committees of the Board of Directors
The Board has established the Audit Committee, the Compensation Committee and the Nominating, Governance & ESG Committee. The Board may establish other committees to facilitate the management of Sunlight’s business. The Board and its committees will set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of the Board qualifies as an independent director in accordance with the listing standards of the NYSE. Each committee of the Sunlight Board has a written charter approved by the Board. Copies of each charter are posted on Sunlight’s website at https://ir.sunlightfinancial.com/leadership-governance/board-of-directors under “Governance Documents”. Members serve on these committees until their resignation or until otherwise determined by the Board.
Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of Sunlight’s risk management process. The Board does not have a risk management committee and does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight and in consultation with management. The Audit Committee is responsible for overseeing the management of risks associated with Sunlight’s financial reporting, accounting and auditing matters, legal and tax matters, as well as internal and external audit controls. The Compensation Committee is responsible for overseeing the management of risks associated with Sunlight’s compensation policies and programs, retention-related risk, as well as other human capital management-related risk. The Nominating, Governance and ESG Committee is responsible for executive succession-related risk, as well as risk relating to environmental, social and governance matters, conflicts of interest (other than those reviewed by the Audit Committee), and oversight of corporate governance policies and practices as a risk-management related measure. In addition, our management is responsible for overseeing day-to-day risks, and assisting the Board in identifying strategic and operating risks that could impede the achievement of our business goals, assessing the likelihood and potential impact of those risks, and proposing means to mitigate or eliminate those risks. Our management also maintains a disclosure committee as part of our disclosure controls and procedures that meets at least quarterly in connection with the review of our quarterly and annual reports to discuss, among other things, ongoing and potential new risks faced by the Company which are then communicated to the Board where material.
Meetings of the Board of Directors and its Committees
Our current Board was appointed and committees were established following the Business Combination in July 2021. Following the Business Combination, our Board held three meetings, our Audit Committee held two meetings, our Compensation Committee held three meetings, and our Nominating, Governance and ESG Committee held two meetings, respectively, during the fiscal year ended December 31, 2021. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the Board on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company’s Corporate Governance Guidelines strongly encourages the Company’s directors to attend the annual meeting of stockholders.
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The following table provides membership and meeting information for 2021 for each of these committees of our Board with directors marked with an asterisk (*) identified as committee chair:
Name	Audit Committee	Compensation Committee	Nominating, Governance & ESG Committee
Brad Bernstein	—	—	—
Jeanette Gorgas	—	X*	—
Emil W. Henry, Jr.	—	—	—
Toan Huynh	X	—	X*
Jennifer D. Nordquist	—	X	X
Matthew Potere	—	—	—
Philip Ryan	X*	—	—
Kenneth Shea	—	X	—
Joshua Siegel	X	—	X
Total meetings held in 2021	2	3	2
Audit Committee
The members of the Audit Committee are Toan Huynh, Philip Ryan and Joshua Siegel, each of whom can read and understand fundamental financial statements. Each of the members of the Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Philip Ryan is the chair of the Audit Committee. Philip Ryan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. The Audit Committee assists the Sunlight Board with its oversight of, among other things, the following: (i) the integrity of Sunlight’s financial statements; (ii) Sunlight’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the independent registered public accounting firm; and (iv) the design and implementation of Sunlight’s internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with Sunlight’s management the adequacy and effectiveness of Sunlight’s disclosure controls and procedures. The Audit Committee will also discuss with Sunlight’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Sunlight’s financial statements, and the results of the audit, quarterly reviews of Sunlight’s financial statements and, as appropriate, will initiate inquiries into certain aspects of Sunlight’s financial affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Sunlight’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of Sunlight’s independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of Sunlight’s independent registered public accounting firm, all audit engagement terms and fees, all permissible non-audit engagements with the independent auditor and pre-approvals of any of the foregoing. The Audit Committee will review and oversee all related person transactions in accordance with Sunlight’s policies and procedures.
Compensation Committee
The members of the Compensation Committee are Jeanette Gorgas, Jennifer D. Nordquist and Kenneth Shea. Jeanette Gorgas is the chair of the Compensation Committee. Each member of the Compensation Committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. The Compensation Committee assists the Sunlight Board in discharging certain of Sunlight’s responsibilities with respect to compensating Sunlight’s executive officers, the administration and review of Sunlight’s equity compensation and other incentive plans for employees and other service providers, and certain other matters related to Sunlight’s compensation programs.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.
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Nominating, Governance & ESG Committee
The members of Nominating, Governance & ESG Committee of the Sunlight Board are Toan Huynh, Jennifer D. Nordquist and Joshua Siegel. Toan Huynh is the chair of the Nominating, Governance & ESG Committee. Each member of the Nominating, Governance and ESG Committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and governance committees. The Nominating, Governance & ESG Committee assists the Sunlight Board with its oversight of and identification of individuals qualified to become members of the Sunlight Board, consistent with criteria approved by the Sunlight Board and the Investor Rights Agreement, and selects, or recommends that the Sunlight Board select, director nominees, develops, evaluates and recommends to the Sunlight Board any changes to the Company’s corporate governance guidelines, and oversees the evaluation of the Sunlight Board, committees and management.
Considerations in Evaluating Director Nominees
The Nominating, Governance & ESG Committee is responsible for determining the qualifications, qualities, skills and other expertise required to be a director, which shall include consideration of factors such as business experience and diversity in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director. Candidates for director nominees are reviewed in the context of the current composition, organization and governance of the Board and its committees.
The Nominating, Governance & ESG Committee evaluates the performance of individual members of the Board eligible for re-election and evaluates the independence of directors and director nominees against the independence requirements of the NYSE listing standards, the applicable rules and regulations promulgated by the SEC, and other applicable laws, and makes recommendations related to the determination thereof to the Board.
The Nominating, Governance & ESG Committee will consider director candidates recommended by stockholders. The policy adopted in the Nominating, Governance & ESG Committee’s charter provides that candidates recommended by stockholders are given appropriate consideration in accordance with applicable laws, rules and regulations and the provisions of our Second Amended and Restated Certificate of Incorporation (“Second A&R Charter”) and Bylaws.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating, Governance & ESG Committee will consider director candidates recommended by stockholders. The Nominating, Governance & ESG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. However, the Nominating, Governance & ESG Committee has the power and authority to establish procedures for submission of director nominees to the Board, including stockholder nominees, as approved by the Board in the Company’s policies and procedures for director candidates and to review and evaluate any stockholder nominees for director submitted in accordance with our Bylaws and any candidates for the Board recommended by stockholders in accordance with the Company’s policies and procedures for director candidates.
Subject to advance notice provisions contained in our Bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. Stockholders who wish to recommend individuals for consideration by the Nominating, Governance & ESG Committee to become nominees for election to the Board may do so by delivering a written notice to Sunlight’s Corporate Secretary at 101 N. Tyron Street, Suite 1000, Charlotte, NC, 28246 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. As discussed in our Bylaws, the notice must set forth: (A) certain information as to each nominee such stockholder proposes to nominate at the meeting as set forth in our Bylaws, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (B) certain information as to, and certain representations and certifications from, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, as set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.
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Communicating with the Board of Directors
The Nominating Governance & ESG Committee oversees the Company’s process for stockholder communications with the Board. As outlined in the Company’s Corporate Governance Guidelines, available on the Company’s website at https://ir.sunlightfinancial.com/leadership-governance/board-of-directors under “Governance Documents”, stockholders and any interested party may communicate with the Board, any committee of the Board, the Chairperson of the Board, the lead independent director, or any other director by sending written communications containing the information specified in the Corporate Governance Guidelines to the attention of the Company’s Corporate Secretary at Sunlight Financial Holdings Inc., 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246. The Corporate Secretary will, in consultation with appropriate directors as reasonably necessary, review and forward proper communications to the Board, a Board committee, the Chairperson of the Board, the lead independent director or an individual director for further response. The Corporate Secretary generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board.
Code of Conduct
The Board has adopted a Code of Business Conduct & Ethics (the “Code of Conduct”), effective as of July 9, 2021. The Code of Conduct applies to all of Sunlight’s employees, officers and directors, as well as all of Sunlight’s independent contractors, consultants, vendors and service providers in connection with their work for Sunlight. The Code of Conduct clarifies (i) the types of permitted conduct under such code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code of Conduct. The full text of Sunlight’s Code of Conduct is posted on Sunlight’s website at https://ir.sunlightfinancial.com/leadership-governance/board-of-directors under “Governance Documents”. Sunlight intends to disclose future amendments to, or waivers of, Sunlight’s Code of Conduct, as and to the extent required by SEC regulations, at the same location on Sunlight’s website identified above or in public filings with the SEC from time to time.
Corporate Governance Guidelines
The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the role of the Board and management, principal responsibilities and duties of the Board, Board structure and composition, Board procedures, and Board communication with Company stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at https://ir.sunlightfinancial.com/leadership-governance/governance-documents under “Governance Documents.”
Board Observer Rights
In addition to the rights of Spartan Acquisition Sponsor II LLC (“Sponsor”), FTV V, L.P. (“FTV Blocker”) and its affiliates and Tiger Infrastructure Partners Sunlight Feeder LP (“Tiger IPSF”), Tiger Infrastructure Partners Co-Invest B LP (together with Tiger IPSF, “Tiger Blocker”) and their affiliates to nominate directors to serve on the Sunlight Board, each such party also has the right to appoint one non-voting board observer (each, a “Board Observer”) for so long as each such party, respectively, is entitled to designate a nominee to serve on the Board pursuant to the Investor Rights Agreement (as defined below). Each Board Observer shall have the right to attend all meetings of the Sunlight Board in a non-voting, observer capacity and, subject to certain exceptions, receive copies of all notices, minutes, consents and other materials that Sunlight provides to the Sunlight Board in the same manner as such materials are provided to the Sunlight Board. Sponsor, FTV Blocker and its affiliates and Tiger Blocker and their respective affiliates are not permitted to transfer the right to appoint a Board Observer. A Board Observer will not be entitled to vote on any matter submitted to the Sunlight Board nor to offer any motions or resolutions to the Sunlight Board. Each Board Observer shall be subject to the same obligations as the members of the Sunlight Board with respect to confidentiality and conflicts of interest.
Transactions in the Company’s Securities
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, as well as their respective immediate family members who reside with them or anyone else who lives in their household and family members who live elsewhere but whose transactions in Company securities are directed by them or subject to their
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influence and control. Under the Insider Trading Policy, such individuals are prohibited from (i) securities trading while in the possession of material nonpublic information, (ii) transacting short sales in Sunlight securities, (iii) transacting in puts, calls or other derivative securities involving Sunlight securities and (iv) entering into hedging transactions involving Sunlight securities.
Fiscal Year 2021 Director Compensation
Following the Business Combination, we implemented a compensation program for our non-employee directors. Pursuant to this program, non-employee directors receive the following annual cash compensation, paid quarterly in arrears:
Position	Annual Retainer ($)
Board service	50,000
plus (as applicable):
Board Chair	0
Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating & Corporate Governance/ESG Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating & Corporate Governance/ESG Committee Member	5,000
Non-employee directors will also receive reimbursement for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.
2021 Director Compensation Table
The following table sets forth information concerning compensation of the non-employee directors of the Company for the year ended December 31, 2021. Mr. Potere, the CEO, receives no compensation for his service as a director, and consequently, is not included in this table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Total ($)
Brad Bernstein(3)	23,777	—	23,777
Jeanette Gorgas	30,910	118,250	149,160
Emil W. Henry, Jr.(4)	23,777	—	23,777
Toan Huynh	33,288	118,250	151,538
Jennifer D. Nordquist	29,721	118,250	147,971
Philip Ryan	33,288	118,250	151,538
Kenneth Shea	39,232	118,250	157,482
Joshua Siegel	30,910	118,250	149,160
(1)	Amounts shown reflect the annual fees paid to the applicable director, prorated as of the Closing of the Business Combination.
(2)
Grant date fair value, as computed in accordance with ASC Topic 718 and the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan, of stock awards granted during 2021 to such non-employee director based on the per share closing price of the Company’s common stock on the date of grant. These shares are all outstanding and vest one year after the grant date, on July 9, 2022. The awards to each of Jeanette Gorgas, Toan Huynh, Jennifer D. Nordquist, Philip Ryan, Kenneth Shea and Joshua Siegel equate to 12,500 shares of Class A Common Stock each.

(3)
Mr. Bernstein is a managing member of FTV Management V, L.L.C. (“FTV Management V”), which is the general partner of FTV V, L.P. (“FTV V” and together with FTV Management V, “FTV”), which together with FTV Management V, share voting power and the power to dispose of 25,271,539 shares of Class A Common Stock. Mr. Bernstein does not directly receive any equity or cash in connection with his service as a member of the Board, however, FTV Management Company, L.P. (“FTV Management”), an affiliate of FTV, receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2021, prorated as of the Closing of the Business Combination) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2021, FTV Management will be paid the cash value equal to 12,500 RSUs assuming a vesting date of July 9, 2022).

(4)
Mr. Henry indirectly received shares of Class A Common Stock pursuant to the Business Combination Agreement in his capacity at various funds and entities for which he serves as general partner and sole managing member and not in connection with his role as Chairman of the Board. Mr. Henry does not directly receive any equity or cash in connection with his service as a member of the Board, however, Tiger Infrastructure Partners LP, receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2021, prorated as of the Closing of the Business Combination) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2021, Tiger Infrastructure Partners LP will be paid the cash value equal to 12,500 RSUs assuming a vesting date of July 9, 2022).

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PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM served as the auditor of Sunlight LLC. Representatives of RSM are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to ratify the selection of RSM.
Change in Independent Registered Accounting Firm
As previously disclosed, on July 9, 2021 the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Spartan’s independent registered public accounting firm prior to the appointment of RSM. Withum’s report on Spartan’s balance sheet as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 17, 2020 (inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. On July 9, 2021, the Board approved the engagement of RSM as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021.
During the period from August 17, 2020 (inception) through December 31, 2021 and the subsequent period through July 9, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the period from August 17, 2020 (inception) through December 31, 2020 and through July 9, 2021, neither the Company nor anyone on the Company’s behalf consulted RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by RSM that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 18

Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2021, by Withum and RSM.
	Fiscal Year Ended (In thousands)
	2020	2021
Audit Fees(1)	$823	$1,202
Audit-related Fees	$0	$0
Tax Fees(2)	$0	$7
All Other Fees	$0	$0
Total Fees	$823	$1,209
(1)	“Audit Fees” consist of fees for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements conducted by Withum and RSM.
(2)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning conducted by Withum.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF RSM US LLP
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 19

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, RSM US LLP (“RSM”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with RSM the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Toan Huynh
Philip Ryan
Joshua Siegel
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 20

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of April 14, 2022. Biographical information for our Chief Executive Officer and Director (Class III), Matthew Potere, is included above with the Director biographies under the caption “Class III Directors Continuing In Office Until The 2024 Annual Meeting.”
Name	Age	Position(s)
Matthew Potere	47	Chief Executive Officer and Director (Class III)
Rodney Yoder	54	Executive Vice President and Chief Financial Officer
Timothy Parsons	44	Executive Vice President and Chief Operating Officer
Scott Mulloy	52	Executive Vice President and Chief Information Officer
Nora Dahlman	57	Executive Vice President, General Counsel and Corporate Secretary
Executive Officers
Rodney Yoder
Mr. Yoder is the Executive Vice President and Chief Financial Officer of Sunlight and has served in such role since April 2022. Mr. Yoder has over 25 years of experience in financial planning, treasury, and consumer credit. Prior to Sunlight, Mr. Yoder served in increasing roles of responsibility at Barclays from 2010 until 2022, and served as Treasurer of Swift Financial from 2007 to 2010. Mr. Yoder started his career at MBNA America, which was acquired by Bank of America, where he spent 16 years in a variety of roles, including as CFO for Merchant Acquiring. Mr. Yoder holds a B.S. and an MBA from the Alfred Lerner College of Business & Economics from the University of Delaware.

Timothy Parsons
Mr. Parsons is the Executive Vice President and Chief Operating Officer of Sunlight. Mr. Parsons served as Sunlight LLC’s Chief Operating Officer from 2016 until consummation of the Business Combination and was responsible for Sunlight LLC’s credit risk management and operations. Prior to Sunlight LLC, Mr. Parsons served as Director of Risk at Citigroup, Inc. from May 2011 to February 2016, where he led risk management for Citi’s Sears credit card portfolio. Prior to Citigroup, Inc., Mr. Parsons served in various senior credit, operations and analytics roles at Swift Financial, LLC, J.P. Morgan Chase & Co. and MBNA America Bank, N.A. Mr. Parsons holds a B.S. in Finance from the University of Delaware.

Scott Mulloy
Mr. Mulloy is the Executive Vice President and Chief Information Officer of Sunlight. Mr. Malloy served as Sunlight LLC’s Chief Information Officer from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Mulloy served as Chief Technology Officer of JVL Ventures, LLC d/b/a Softcard from 2011 to 2015, and in various leadership positions at GE Capital, including as Chief Information Officer of GE Retail Finance and GE Commercial Finance, from 1994 to 2011. Mr. Mulloy holds a B.S. in Electrical Engineering from Clarkson University.

Nora Dahlman
Ms. Dahlman is the Executive Vice President, General Counsel and Corporate Secretary of Sunlight. Ms. Dahlman served as Sunlight LLC’s General Counsel from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Ms. Dahlman served as an Assistant General Counsel and the Head of Structured Financial Legal Section at Wells Fargo Bank, N.A. from 2008 to 2017. Prior to Wells Fargo, Ms. Dahlman served as General Counsel, Chief Compliance Officer and Corporate Secretary of ACA Capital Holdings, Inc. from 2003 to 2008, and as First Vice President and Assistant General Counsel for Ambac Assurance Corporation from 1998 to 2001. Ms. Dahlman holds a B.A. in Political Science from Gonzaga University and a J.D. from the Vanderbilt University School of Law.

Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 21

EXECUTIVE COMPENSATION
As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
Introduction
This section provides an overview of the compensation of the principal executive officer and the next two most highly compensated executive officers for the Company's fiscal year ended December 31, 2021. These individuals, who we refer to as the named executive officers (the “NEOs”) in this proxy statement, are:
Matthew Potere, Chief Executive Officer;
Barry Edinburg, (who served as Chief Financial Officer until March 31, 2022); and
Timothy Parsons, Chief Operating Officer.
The executive compensation program is designed to align compensation with the Company's business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to its long-term success. Decisions on the executive compensation program are made by the Compensation Committee.
Fiscal Year 2021 Summary Compensation Table
The following table shows information regarding the compensation provided to the NEOs for services performed during fiscal years ended on December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Matthew Potere, Chief Executive Officer	2021 2020	300,000 300,000	0(4) 225,000	4,824,600 0	37,421 35,869	5,162,021 560,869
Barry Edinburg, Chief Financial Officer	2021 2020	300,000 300,000	125,000 190,000	784,234 0	20,457 19,924	1,229,691 509,924
Timothy Parsons, Chief Operating Officer	2021 2020	290,000 290,000	131,000 175,000	601,656 0	19,810 19,250	1,042,466 484,250
(1)	Amounts in this column reflect the actual bonus amount determined to have been earned as of the fiscal years ended December 31, 2021 and December 31, 2020, respectively.
(2)
Reflects the aggregate grant date fair value of $9.46 per share on July 9, 2021 (the “Grant Date”), determined in accordance with applicable FASB ASC Topic 718, of the one-time grant of time-based restricted stock units (“RSUs”) that were granted to the NEOs during the 2021 fiscal year with respect to the Business Combination. The discussion of the assumptions used in calculating the aggregate grant date fair value can be found in Footnote 6 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-Q for the quarterly period ended September 30, 2021.

(3)
All Other Compensation is comprised of tax reimbursements to cover additional self-employment taxes incurred by such NEO, as applicable, by reason of their membership interest in Sunlight Financial LLC to ensure such NEO’s tax burden is approximately equal to Company employees who do not hold such membership interests, payment of life insurance premiums, and in the case of Mr. Potere, payment of fees associated with his membership in certain industry associations. “All Other Compensation” provided to the NEOs during the year ended December 31, 2021 is as follows:

•	Mr. Potere: tax reimbursement ($19,930); payment of life insurance premiums ($894); and payment of fees associated with his membership in certain industry associations ($16,597).
•	Mr. Edinburg: tax reimbursement ($19,563) and payment of life insurance premiums ($894).
•	Mr. Parsons: tax reimbursement ($18,916) and payment of life insurance premiums ($894).
(4)
Mr. Potere, in consultation with the Compensation Committee, determined to forego a bonus for the fiscal year ended December 31, 2021 due to the impact of market conditions which resulted in the Company revising its earnings forecast downward in the third quarter for the fiscal year ended December 31, 2021.

Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 22

Narrative Disclosure to Summary Compensation Table
The compensation provided to the NEOs consists of base salary, annual incentive compensation in the form of a discretionary cash bonus, and equity compensation. In making executive compensation decisions, the Compensation Committee considers such factors as they deem appropriate in the exercise of their discretion and business judgment, including a subjective assessment of the NEO’s performance, the amount of vested and unvested equity held by the NEO, amounts paid to the Company’s other executive officers, and competitive market conditions.
Base Salary and Annual Bonus
The new employment agreements with each NEO described below establish base salaries and target bonus opportunities. Base salary and target bonus are to be reviewed annually and adjusted when the Compensation Committee determines it appropriate pursuant to the terms of each NEO’s employment agreement. For calendar year 2021, Mr. Potere’s base salary was $300,000, Mr. Edinburg’s base salary was $300,000 and Mr. Parsons’ base salary was $290,000.
Each NEO has a target annual bonus opportunity based on both the Company’s achievement of certain financial performance objectives and the NEO’s achievement of certain individual performance objectives. Target annual bonus opportunity for each NEO is stated as a percentage of base salary and requires the NEO’s continued employment through December 31st of the calendar year during which the annual bonus is earned. The target annual bonus percentages are 60% for Mr. Potere and 50% for Messrs. Edinburg and Parsons, however, such targets are intended as a guideline only, and the Compensation Committee has the full discretion to deviate upward or downward irrespective of actual performance. All annual bonus amounts are reflected in the “Bonus” column of the “Fiscal Year 2021 Summary Compensation Table” above. Though Mr. Potere would have received a bonus commensurate with the bonuses paid to the other NEOs for the fiscal year ended December 31, 2021, Mr. Potere, in consultation with the Compensation Committee, determined to forego a bonus due to the impact of market conditions which resulted in the Company revising its earnings forecast downward in the third quarter for the fiscal year ended December 31, 2021.
Equity Compensation
•	Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan
We sponsor the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Plan”), which is designed to provide additional incentives to employees, directors, and consultants. On July 9, 2021, and in connection with the Closing of the Business Combination, the NEOs received a one-time grant of time-based restricted stock units (“RSUs”) pursuant to the Plan, and the NEOs may receive future grants from time to time. Mr. Potere was granted 510,000 RSUs, Mr. Edinburg was granted 82,900 RSUs and Mr. Parsons was granted 63,600 RSUs. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date. As soon as practicable following the date the RSUs become vested, the Company will convert the RSUs and deliver to each NEO the number of shares of Class A Common Stock subject to the RSUs.
Administration. The Plan is administered by the Board or by one or more committees to which the Board delegates such administration (as applicable, the “Plan Administrator”). Subject to the terms of the 2021 Plan, the 2021 Plan Administrator will have the complete discretion to determine the eligible individuals to whom awards may be granted under the 2021 Plan, the number of shares of Class A Common Stock or cash to be covered by each award granted under the 2021 Plan and the terms and conditions of awards granted under the 2021 Plan.
Eligibility. Employees (including officers), non-employee directors and consultants who render services to the Company or a parent, subsidiary or affiliate thereof are eligible to receive awards under the Plan. Incentive Stock Options (“ISOs”) may only be granted to employees of the Company or a parent or subsidiary thereof. As of December 31, 2021, approximately 214 persons (includes executives and non-employee directors) are eligible to participate in the Plan.
International Participation. The Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the Plan share reserve.
Share Reserve. As of December 31, 2021, the number of shares of Class A Common Stock that may be issued under the Plan is equal to 25,500,000 shares. On the first day of each fiscal year, the number of shares that may be issued under the Plan will
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 23

increase by a number of shares equal to the lesser of (a) 2.0% of the total issued and outstanding common shares on the first day of such fiscal year, and (b) such lesser amount (including zero) as determined by the Board. If an award under the Plan is forfeited, cancelled or expires, the shares subject to such award will again be available for issuance under the Plan. Only the number of shares actually issued upon exercise or settlement of awards under the Plan will reduce the number of shares available under the Plan. Shares applied to pay any applicable exercise prices or to satisfy tax withholding obligations related to any award will again become available for issuance under the Plan. To the extent an award is settled in cash, the cash settlement will not reduce the number of shares available for issuance under the Plan.
Types of Awards. The Plan provides for the ability to grant stock options, which may be ISOs or nonstatutory stock options, stock appreciation rights, restricted shares, RSUs, performance share units (“PSUs”), performance shares and other stock-based awards (collectively, “awards”).
Stock Options. A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the Plan, may not be less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant for ISOs, and for nonstatutory stock options must comply with (or be exempt from) Section 409A of the Code. Subject to limited exceptions, an option may have a term of up to ten (10) years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Plan Administrator. If a participant ceases to be an employee or other service provider for any reason, then any unvested options will be forfeited upon such termination and except as otherwise set forth in an award agreement, any vested options will remain outstanding and eligible to vest for three months following a participant’s termination other than his or her death or disability and twelve (12) months following a participant’s termination due to his or her death or disability. An optionee may pay the exercise price of an option in cash, check, or, with the administrator’s consent, with shares of Class A Common Stock the optionee already owns, with proceeds from an immediate sale of the option shares through a broker approved by us, through a net exercise procedure or a reduction in the amount of any liability owed by the Company to the participant or by any other method permitted by applicable law or any combination of the foregoing.
Stock Appreciation Rights. A stock appreciation right (“SAR”) provides the recipient with the right to the appreciation in a specified number of shares of stock. The Plan Administrator determines the exercise price of SARs granted under the Plan, which may not be less than 100% of the fair market value of Class A Common Stock on the date of grant. Subject to limited exceptions, a SAR may have a term of up to ten (10) years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.
Restricted Stock Awards and Performance Share Awards. Shares of restricted stock and performance shares may be issued under the Plan for such consideration as the Plan Administrator may determine, including cash, services rendered or to be rendered to the Company, promissory notes or such other forms of consideration permitted under applicable law. Restricted shares and performance shares may be subject to vesting, as determined by the Plan Administrator. The Plan Administrator may set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares that will be paid out to the participant. Recipients of restricted shares and performance shares generally have all of the rights of a stockholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions and conditions as the underlying shares.
Restricted Stock Units and Performance Share Units. RSUs and PSUs are rights to receive shares, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the Plan Administrator. The Plan Administrator may set performance goals which, depending on the extent to which they are met, will determine the number or value of the PSUs that will be paid out to the participant. RSUs and PSUs vest at the rate determined by the Plan Administrator and any unvested RSUs or PSUs will generally be forfeited upon termination of the recipient’s service. Settlement of RSUs and PSUs may be made in the form of cash, Class A Common Stock or a combination of cash and Class A Common Stock, as determined by the Plan Administrator. Recipients of RSUs and PSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied, and the award is settled. At the Plan Administrator’s discretion and as set forth in the applicable RSU agreement, RSUs and PSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs or PSUs to which they pertain.
Other Awards. The Plan Administrator may grant other awards under the Plan either alone, in addition to or in tandem with, other awards under the Plan or cash awards granted outside of the Plan. The Plan Administrator will determine the terms and conditions of any such awards.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 24

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator may provide for the participant to have the right to exercise his or her award, to the extent applicable, until ten days prior to the transaction (including with respect to awards or portions thereof that are unvested and unexercisable as of such date). The Plan Administrator may also provide for the accelerated vesting of all unvested awards as of such transaction and may provide that any forfeiture or repurchase provisions applicable to any outstanding award may lapse.
Change in Control. The Plan Administrator may provide, in an individual award agreement or in any other written agreement with a participant, that the award will be subject to acceleration of vesting and exercisability in the event of a change in control. The Plan Administrator may also provide that an acquirer in a change in control may assume or continue any awards outstanding under the Plan or may provide for the cash out of any outstanding awards under the Plan upon a change in control. Pursuant to the Plan, if awards are assumed by an acquirer in a change in control, and a participant’s employment or service relationship is terminated without cause within twenty-four (24) months following the date of such change in control, then all awards held by such participant shall immediately become fully vested.
Amendment and Termination. The Board may amend or terminate the Plan at any time. Any such amendment or termination will not affect outstanding awards unless otherwise mutually agreed upon by the participant and the Plan Administrator. If not sooner terminated, the Plan will terminate automatically on the tenth (10th) anniversary of its adoption by the Board. Shareholder approval is not required for any amendment of the Plan, unless required by applicable law or exchange listing standards.
•	Sunlight Financial Holdings Inc. Employee Stock Purchase Plan
We also sponsor the Sunlight Financial Holdings Inc. Employee Stock Purchase Plan (the “ESPP”) in which the NEOs are eligible to participate. The ESPP is administered by the Compensation Committee (the “ESPP Administrator”) unless the Board determines to assume authority for administering the ESPP. All employees (including officers and employee directors) who are employed by the Company or a designated subsidiary or, solely in the case of an offering period that is not intended to qualify under Section 423 of the Code, a designated affiliate (whether currently existing or subsequently established) are eligible to participate in the ESPP. The ESPP permits eligible employees to purchase Class A Common Stock through payroll deductions, which may be between 1% and 10% of the employee’s eligible compensation (or such lower limit as may be determined by the ESPP Administrator for an offering period). Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering period. Participation in the ESPP will end automatically upon termination of employment. In the event of withdrawal or termination of participation in the ESPP, a participant’s accumulated payroll contributions will be refunded without interest.
Benefits and Perquisites
The Company currently provides health and welfare benefits to all employees, including the NEOs, including medical, dental and vision insurance. In addition, the Company maintains a 401(k) retirement plan for its employees. The 401(k) plan permits the Company to make discretionary employer contributions. In 2021, we made matching contributions under the 401(k) plan equal to 50% of each employee’s deferral contributions up to 6% of eligible compensation. In addition, we reimburse the NEOs for certain expenses associated with their K-1 filing status (for so long as they remain K-1 filers) and for their business expenses, in accordance with the Company's expense reimbursement policies and procedures.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 25

Outstanding Equity Awards at Fiscal Year 2021 Year-End
The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2021. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)
Matthew Potere	7/9/2021(2)(3)	305,417	1,459,893
	7/9/2021(4)	510,000	2,437,800
Barry Edinburg	7/9/2021(2)(5)	197,842	945,685
	7/9/2021(6)	82,900	396,262
Timothy Parsons	7/9/2021(2)(7)	136,015	650,152
	7/9/2021(8)	63,600	304,008
(1)	Based on the closing price of a share of the Company's Class A common stock on December 31, 2021 ($4.78).
(2)
Pursuant to the Business Combination, in exchange for previously-granted equity interests held in Sunlight LLC, each NEO received a combination of Class EX Units issued by Sunlight LLC and Class C Common stock issued by the Company. The combination is exchangeable for one share of the Company's Class A Common Stock.

(3)
In connection with the Business Combination, Mr. Potere was granted a total of 3,510,541 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight LLC’s Class EX Units together with one share of Class C Common Stock. 3,100,322 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.

(4)
Mr. Potere was granted 510,000 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

(5)
In connection with the Business Combination, Mr. Edinburg was granted a total of 2,341,446 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight LLC’s Class EX Units together with one share of Class C Common Stock. 2,075,716 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.

(6)
Mr. Edinburg was granted 82,900 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

(7)
In connection with the Business Combination, Mr. Parsons was granted a total of 1,386,399 shares of Class A Common Stock. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of a “private unit” consisting of one unit of Sunlight LLC’s Class EX Units together with one share of Class C Common Stock. 1,203,711 shares were vested at the Closing, and the remainder vests over a twenty-two (22)-month period on a pro-rated monthly basis.

(8)
Mr. Parsons was granted 63,600 RSUs on July 9, 2021. The RSUs will vest over a three (3)-year period with one-third (1/3rd) of the RSUs vesting on the second (2nd) anniversary of the grant date and two-thirds (2/3rds) of the RSUs vesting on the third (3rd) anniversary date of the grant date.

Executive Compensation Arrangements
New Employment Agreements
In connection with consummation of the Business Combination, we entered into new employment agreements with each of the NEOs that became effective July 9, 2021 (collectively, the “New Sunlight Employment Agreements”). The New Sunlight Employment Agreements do not have a fixed term and may be terminated at any time in accordance with their terms. Upon any termination of employment, Messrs. Potere, Edinburg and Parsons will be subject to a non-competition covenant that covers a period of eighteen (18) months (for Mr. Potere) or twelve (12) months (for each of Messrs. Edinburg and Parsons) after the date of termination and a non-solicitation covenant that covers a period of eighteen (18) months (for Mr. Potere) or twelve (12) months (for each of Messrs. Edinburg and Parsons) after the date of termination.
Severance Benefits — Termination of Employment for Cause and without Good Reason Under New Employment Agreements
Pursuant to the New Sunlight Employment Agreements, upon termination of the NEOs employment for cause, or by the NEO without good reason, such NEO will receive: (i) any accrued and unpaid base salary through the date of termination; (ii) payment for any previously unreimbursed business expenses; (iii) vested amounts under the New Sunlight Employment Agreement and any other agreement with the Company, (iv) except in the case of a termination for cause, an annual bonus
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 26

for any completed fiscal year to the extent then unpaid, and (v) any previously unreimbursed incremental self-employment taxes due under the New Sunlight Employment Agreement associated with their K-1 filing status (collectively, the “Accrued Rights”). The terms “cause” and “good reason” are defined in the Agreements.
Severance Benefits — Termination of Employment without Cause or by the NEO for Good Reason Not in Connection with a Change in Control Under New Employment Agreements
Under the New Sunlight Employment Agreements, each NEO is entitled to the following severance payments in the event of termination of his employment without cause or upon his resignation for good reason outside of the protection period (collectively, the “Involuntary Termination Severance Benefits”). The terms “cause,” “good reason,” “change in control,” and “protection period” are defined in the respective Agreements:
•	Accrued Rights;
•	Multiple of base salary (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);
•	Multiple of the target annual bonus (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);
•
Full and immediate vesting of all outstanding shares of Class A Common Stock and a twelve (12)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
An amount equal to the monthly premium payment to continue the NEO’s (and the NEO’s family members who were participants in the group health, dental and vision plans immediately prior to the NEO’s termination of employment) existing group health, dental coverage and vision for eighteen (18) months, calculated under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 without regard to whether the NEO actually elects such continuation of coverage (the “COBRA Benefits”).

The cash-based portion of the Involuntary Termination Severance Benefits (other than the Accrued Rights) will be paid in equal monthly installments over a twenty-four (24)-month period (for Mr. Potere) or an eighteen (18)-month period (for each of Messrs. Edinburg and Parsons). As a condition to the receipt of the Involuntary Termination Severance Benefits, each of the NEOs must timely execute and not revoke a release of claims.
Severance Benefits — Termination of Employment without Cause or by the NEO for Good Reason in Connection with a Change in Control Under New Employment Agreements
Under the New Sunlight Employment Agreements, each NEO is entitled to the following severance payments in the event of his termination of employment without cause or upon his resignation for good reason during the protection period in connection with a change in control (collectively, the “Change in Control Severance Benefits”). The terms “cause,” “good reason,” “change in control,” and “protection period” are defined in the respective Agreements:
•	Accrued Rights;
•	Multiple of base salary (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);
•
Multiple of annual bonus paid with respect to the calendar year immediately preceding the calendar year within which the NEO was terminated, or if such bonus has not yet been paid as of such termination, the target annual bonus for such preceding calendar year (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);

•
Full and immediate vesting of all outstanding equity awards, equity-based awards and other long-term incentives (with performance-based awards to vest at the greater of target or actual performance) and a thirty (30)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•	COBRA Benefits.
The cash-based portion of the Change in Control Severance Benefits (other than the Accrued Rights) will be paid in the form of a lump sum payment for each of Messrs. Potere, Edinburg and Parsons. As a condition to the receipt of the Change in Control Severance Benefits, each of the NEOs must timely execute and not revoke a release of claims.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 27

Severance Benefits — Termination in Connection with the NEO’s Death or Disability
Under the New Sunlight Employment Agreements, the NEOs are entitled to the following severance payments upon a termination of employment due to death or Disability (as defined in the Agreements):
•	Accrued Rights;
•	Pro-rated target annual bonus, payable in a lump sum;
•
Full and immediate vesting of all outstanding of all outstanding shares of Class A Common Stock and a thirty (30)-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•	COBRA Benefits.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2021 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, restricted stock units, options or other rights to acquire shares may be made from time to time.
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders	2,156,856(1)	—	26,743,144(2)
Equity compensation plans not approved by security holders	627,780(3)	$7.715	—
Total	627,780	—	26,743,144
(1)	Consists of outstanding unvested RSUs issued under the Plan.
(2)
Includes the securities available for issuance under the Plan and the ESPP. As of December 31, 2021, 24,159,235 shares of Class A Common Stock remain available for issuance under the Plan. On the first day of each fiscal year, the number of shares that may be issued under the Plan will increase by a number of shares equal to the lesser of (a) 2.0% of the total issued and outstanding common shares on the first day of such fiscal year, and (b) such lesser amount (including zero) as determined by the Board. As of December 31, 2021, 3,400,000 shares of Class A Common Stock are available for issuance under the ESPP.

(3)
Consists of shares of Class A Common Stock issuable upon the exercise of the warrants issued to Tech Capital LLC, which are exercisable in whole or in part, at any time and from time to time on or before the expiration date, February 27, 2031.

Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 28

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Sunlight regarding the beneficial ownership of the Company’s Common Stock by:
•	each person who is known by Sunlight to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;
•	each named executive officer and director of Sunlight; and
•	all current executive officers and directors of Sunlight, as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on a total of 160,163,394 shares of Common Stock outstanding or issuable as of April 11, 2022 under currently exercisable outstanding warrants, consisting of 84,790,164 shares of Class A Common Stock (not including 1,583,432 treasury shares) and 47,595,455 shares of Class C Common Stock issued and outstanding as of April 11, 2022, and 27,777,775 shares of Class A Common Stock issuable as of April 11, 2022 under currently exercisable outstanding warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to beneficially owned Common Stock.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Five Percent Stockholders
Spartan Acquisition Sponsor II LLC(2)	17,237,241	10.8%
FTV V, L.P. and affiliated entities(3)	25,271,539	15.8%
Tiger Infrastructure Partners LP and affiliated entities(4)	29,616,921	18.5%
Named Executive Officers and Directors
Matthew Potere(5)	3,615,541	2.3%
Barry Edinburg	2,416,446	1.5%
Timothy Parsons	1,406,399	*
Brad Bernstein	0	*
Jeanette Gorgas	0	*
Emil W. Henry, Jr.(4)	29,616,922	18.5%
Toan Huynh	0	*
Jennifer D. Nordquist	0	*
Philip Ryan	0	*
Kenneth Shea	0	*
Joshua Siegel	0	*
All Directors and Executive Officers as a Group (13 Individuals)	36,864,698	23.0%
*	Indicates less than 1%.
(1)
This table is based on a total of 160,163,394 shares of Common Stock outstanding or issuable as of April 11, 2022 under currently exercisable outstanding warrants, consisting of 84,790,164 shares of Class A Common Stock, and 27,777,775 shares of Class A Common Stock issuable under currently exercisable outstanding warrants (not including 1,583,432 treasury shares held by Sunlight in respect of net withholding for tax payments) shares of Class A Common Stock and 47,595,455 shares of Class C Common Stock. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246.

Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 29

(2)
Information based on the Form 13D filed jointly with the SEC on February 10, 2022 by Spartan Acquisition Sponsor II LLC (the “Sponsor”); AP Spartan Energy Holdings II, L.P. (“AP Spartan”); Apollo ANRP Advisors III, L.P. (“ANRP Advisors”); Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”); APH Holdings, L.P. (“APH Holdings”); and Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP” and together with each of the foregoing parties, the “Spartan Reporting Persons”)).

According to the Schedule 13D, 17,237,241 Class A Shares are held of record by the Sponsor, and the Spartan Reporting Persons have shared power to vote and dispose of the 17,237,241 Class A Shares. ANRP Advisors is the general partner of AP Spartan. ANRP Capital Management is the general partner of ANRP Advisors. APH Holdings is the sole member of ANRP Capital Management. Principal Holdings III GP is the general partner of APH Holdings. Scott Kleinman, James Zelter, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the shares of Class A Common Stock held of record by the Sponsor. The Sponsor disclaims beneficial ownership other than the shares of Class A Common Stock it holds by record, and AP Spartan, ANRP Advisors, ANRP Capital Management, APH Holdings, Principal Holdings III GP and each of Messrs. Kleinman, Zelter, Harris and Rowan, disclaims beneficial ownership of the Class A Common Stock, in each case except to the extent of any pecuniary interest therein. The addresses of each of the Sponsor, AP Spartan and Messrs. Kleinman, Zelter, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577. Each of ANRP Advisors and Principal Holdings III GP is organized in the Cayman Island. Each of ANRP Capital Management, APH Holdings, Sponsor and AP Spartan is organized in Delaware.
(3)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by FTV V, L.P., a Delaware limited partnership (“FTV LP”); and FTV Management V, L.L.C, a Delaware limited liability company (“FTV LLC” and together with FTV LP, the “FTV Reporting Persons”), in its capacity as general partner of FTV LP.

According to the Schedule 13D, 25,271,539 Class A shares are directly held by FTV LP, and the FTV Reporting Persons have shared power to vote and dispose of the 25,271,539 Class A shares. Any action by FTV LLC with respect to the reported securities, including voting and dispositive decisions, requires at least a majority vote of the managing members. Because voting and dispositive decisions are made by at least a majority of the managing members, none of the managers is deemed to be a beneficial owner of the reported securities. The address of each of FTV LP and FTV LLC is C/O FTV Capital, 555 California Street, Suite 2850, San Francisco, CA 94104.
(4)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by Tiger Infrastructure Partners LP, a Delaware limited partnership (the “US Advisor”); Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership (the “Sunlight Feeder”); Tiger Infrastructure Partners AIV I LP, a Delaware limited Partnership (“Fund I AIV”); Tiger Infrastructure Partners Co-Invest B LP, a Delaware limited Partnership (“Co-Invest B”); and Emil W. Henry, Jr. (“Mr. Henry”). According to the 13D, the US Advisor, Sunlight Feeder, Fund I AIV, Co-Invest B and Mr. Henry have shared power to vote and dispose of the 29,616,922 shares of Common Stock. The US Advisor is the investment manager of Fund I AIV and Co-Invest B. Sunlight Feeder is a wholly-owned subsidiary of Fund I AIV. The US Advisor is managed by its general partner Emil Henry III LLC (“EH III”); EH III is managed by its sole managing member, Henry Tiger Holdings LLC (“HTH”); HTH is managed by its sole managing member, Emil Henry LLC (“EH LLC”). Emil W. Henry, Jr. is the sole managing member of EH LLC and therefore may be deemed to share voting and dispositive power over and have beneficial ownership of the securities held by Co-Invest B and Sunlight Feeder. Mr. Henry disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

The amount reported in the table above includes 8,437,552 Class A shares held directly by Co-Invest B, and 21,179,370 shares of Class A Common Stock that Sunlight Feeder has the right to acquire upon exercise of its Class EX Units (which are each paired with one share of Class C Common Stock) which are exchangeable, subject to certain conditions, for either one share of Class A Common Stock, or at Sunlight’s election, an amount of cash equivalent to the market value of one share of Class A Common Stock. The 21,179,370 paired Class EX Units/Class C Common Stock are pledged as collateral in the ordinary course for a credit facility of a fund vehicle associated with the US Advisor. The principal business address of Sunlight Feeder and the related entities is 717 Fifth Ave, Floor 12A, New York, NY 10022.
(5)	Includes 526,581 shares held by the Potere 2020 GRAT U/A/D November 25, 2020.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC relating to their ownership of, and transactions in, the Company’s Class A Common Stock. Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than ten percent of our equity securities complied with the reporting requirements of Section 16(a) of the Exchange Act during the most recently completed fiscal year, with the exception of one late Form 4 filing for William Miller relating to one transaction, due to inadvertent administrative error.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 30

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Entered Into By Spartan
Founder Shares
In August 2020, Spartan issued an aggregate of 11,500,000 shares of Spartan’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) to the Sponsor (the “Founder Shares”) in exchange for the payment of $25,000 of expenses on Spartan’s behalf, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of Spartan’s two independent director nominees, Jan C. Wilson and John M. Stice, at their original purchase price. In November 2020, the Sponsor returned to Spartan at no cost an aggregate of 4,312,500 Founder Shares, which Spartan cancelled. In November 2020, Spartan effected a stock dividend on the Founder Shares, which was waived by Mr. Wilson and Mr. Stice, and resulted in the Sponsor owning 8,525,000 Founder Shares. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the Initial Public Offering (“IPO”) over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of Spartan’s issued and outstanding shares after the IPO. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The shares of Spartan’s Class B Common Stock, that was issued prior to the IPO automatically converted into shares of Sunlight Class A Common Stock upon consummation of the Business Combination on a one-for-one basis. In connection with the execution of the Business Combination Agreement, but effective as of the Closing, pursuant to that certain Founders Stock Agreement, dated as of January 23, 2021, by and among Spartan, the Sponsor and the other holders of Founder Shares (the “Founders Stock Agreement”), the Sponsor agreed to surrender up to 25% of the Class B Common Stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A Common Stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A Common Stock are actually redeemed by Sunlight. As a result, an aggregate of 1,187,759 of the Founder Shares were surrendered for cancellation. In addition, pursuant to the Founder Stock Agreement, the Sponsor and each of Mr. Wilson and Mr. Stice agreed to irrevocably waive any and all rights each such party had or would have with respect to the adjustment to the initial conversion as set forth in the amended and restated certificate of incorporation of Spartan, effective immediately prior to the Closing.
Private Placement Warrants
Simultaneous with the closing of the IPO which closed on November 30, 2020, the Sponsor purchased an aggregate of 9,900,000 private placement warrants for a purchase price of $1.00 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment options. As such, the Sponsor’s interest in this transaction was valued at approximately $9.9 million. Each private placement warrant entitles the holder to purchase one share of Sunlight Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.
Administrative Services Agreement
On November 24, 2020, Spartan entered into an administrative services agreement (the “Administrative Services Agreement”) pursuant to which Spartan paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Business Combination, Spartan ceased paying these monthly fees.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, was paid by Spartan to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on Spartan’s behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Spartan’s behalf. Upon the Closing, the Administrative Services Agreement was terminated in accordance with its terms.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 31

Related Party Loans and Advances
Until the consummation of the IPO, Spartan’s only source of liquidity was an initial sale of Founder Shares to the Sponsor, and the proceeds of a note from an affiliate of the Sponsor. Spartan borrowed an aggregate of approximately $235,000 under the note. Spartan fully repaid the note on December 3, 2020. As of the Closing, there were no amounts outstanding under any working capital loans.
Investor Rights Agreement
In connection with the Closing of the Business Combination, the Sponsor, Tiger Blocker, FTV Blocker and certain other holders named therein (collectively, the “Holders”), entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (a) the IPO Registration Rights Agreement (as defined therein) was terminated, (b) certain resale registration rights were granted with respect to (i) the private placement warrants (including any shares of Common Stock issued or issuable upon the exercise of any such private placement warrants), (ii) any outstanding shares of Class A Common Stock held by a Holder at any time, whether held on the date thereof or acquired after the date thereof, (iii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of Sunlight issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to Sunlight by a Holder, (iv) any shares of Class A Common Stock issued or issuable upon exchange of Sunlight Class EX Units and the corresponding number of shares of Class C Common Stock issued to a Holder under the Business Combination Agreement and (v) any other equity security of Sunlight issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and (c) governance rights to certain Holders were granted.
Furthermore, pursuant to the Investor Rights Agreement, among other obligations, Sunlight filed with the SEC (at Sunlight’s sole cost and expense) a Registration Statement and prospectus on Form S-1 on July 30, 2021, which was subsequently amended on September 2, 2021 and declared effective by the SEC on September 7, 2021, registering the resale of certain securities held by or issuable to the Holders.
In certain circumstances, Tiger and FTV Blocker can demand up to three underwritten offerings in the aggregate and the Sponsor can demand up to one underwritten offering. Each Holder will be entitled to customary piggyback registration rights.
The Investor Rights Agreement also provides that when the Closing occurred, the Sunlight Board would consist of nine directors, divided into three classes serving staggered three-year terms. Pursuant to the Investor Rights Agreement, we have caused the following nominees to be elected to serve as director on the Sunlight Board:
•	one nominee designated by the Sponsor;
•	one nominee designated by FTV Blocker (together with its affiliates); and
•	one nominee designated by Tiger Blocker.
In addition, for as long as each of the Sponsor, FTV Blocker or Tiger Blocker maintains its nomination rights described above, such person will also have the right to appoint an observer to attend meetings of the Sunlight Board, subject to customary limitations.
Amendment to Letter Agreement
In connection with the entry into the Business Combination Agreement, but effective upon the Closing, Spartan, the Sponsor and each member of the board of directors of Spartan (the “Pre-Closing Spartan Board”) entered into that certain Letter Agreement Amendment, dated as of January 23, 2021 (the “Letter Agreement Amendment”), which amended that certain letter agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and each member of the Pre-Closing Spartan Board (the “Letter Agreement”), to modify the lock-up restrictions set forth in the Letter Agreement as follows:
•
80% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the one-year anniversary of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 150 days after the Closing or (ii) Spartan consummates a transaction which results in all of Spartan’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property; and

Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 32

•
20% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the six-month anniversary of the date of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period ending at least 90 days after the Closing (ii) Spartan consummates a transaction which results in all of Spartan’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property..

Related Party Transactions Entered Into By Sunlight
In addition to the compensation arrangements, including employment, termination of employment, change in control and indemnification arrangements, discussed herein, the following is a description of each transaction since January 1, 2020, and each currently proposed transaction in which:
•	Sunlight has been or is to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of Sunlight’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Management Agreements
Sunlight was a party to that certain Management Agreement (the “FTV Management Agreement”), dated May 25, 2018, with FTV Management V, pursuant to which FTV Management V provided certain financial, managerial and operational advisory services to Sunlight. FTV Management V was an affiliate of FTV V, L.P., which was the sole owner of FTV Blocker, and an affiliate of FTV Blocker, which was a unit holder of Sunlight. Brad Bernstein is a member of the Sunlight Board and a Managing Partner of FTV Capital, an affiliate of each of FTV Management V, FTV V, L.P. and FTV Blocker. Michael Vostrizansky was a member of the board of directors of Sunlight LLC, is currently a Sunlight Board observer, and is a Principal of FTV Capital, an affiliate of each of FTV Management V, FTV V, L.P. and FTV Blocker. Pursuant to the terms of the FTV Management Agreement, Sunlight was obligated to pay to FTV Management V a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to FTV Management V approximately $200,000 and $100,000 for the fiscal years ended December 31, 2020 and December 31, 2021, respectively. Sunlight’s and FTV Management V’s obligations under the FTV Management Agreement expired upon the Closing.
Sunlight was a party to the Management Agreement (the “Tiger Management Agreement”) dated September 11, 2015 with Tiger Infrastructure Partners Sunlight Feeder LP (“Tiger Feeder”), pursuant to which affiliates of Tiger Feeder provided certain financial, managerial and operational advisory services to Sunlight. Emil W. Henry, Jr. is a member of the Sunlight Board and the Chief Executive Officer of Tiger Infrastructure Partners LP (“Tiger Infrastructure”), an affiliate of Tiger Feeder and Tiger Blocker Holder. Marc Blair was a member of the board of directors of Sunlight LLC, is currently a Sunlight Board observer, and is a Managing Director of Tiger Infrastructure. Pursuant to the terms of the Tiger Management Agreement, Sunlight was obligated to pay a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to Tiger Infrastructure approximately $200,000 and $104,000 for the fiscal years ended December 31, 2020 and December 31, 2021, respectively, plus de minimis business expense reimbursements related to such advisory services. Sunlight’s and Tiger Feeder’s obligations under the Tiger Management Agreement expired upon the Closing.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 33

Indemnification Agreements
In connection with the entry into the Business Combination Agreement, on January 23, 2021, Sunlight LLC, Spartan, SL Invest I Inc., SL Invest II LLC, SL Financial Investor I LLC, SL Financial Investor II LLC, SL Financial Holdings Inc., SL Financial LLC, FTV Blocker Holder, FTV Blocker and Tiger Blocker entered into an Indemnity Agreement, pursuant to which, from and after the Closing through the date that is thirty (30) days following the later of the (i) termination of the applicable statute of limitations period and (ii) the completion of any relevant tax proceedings, FTV Blocker Holder agreed to promptly indemnify, reimburse and defend in full and hold harmless Spartan, FTV Blocker and Tiger Blocker, their respective affiliates, successors and their respective officers, directors, employees and agents from and against any and all income taxes (net of any insurance proceeds recovered by such indemnified parties) imposed on or with respect to FTV Blocker (or its transferee) for any pre-Closing tax period by offsetting such obligations against any amounts otherwise due to FTV Blocker Holder (x) under the Tax Receivable Agreement (as defined below) or (y) any proceeds received from the transfer of the FTV Blocker Holders’ interest in the Tax Receivable Agreement.
Sunlight entered into a Tax Receivable Agreement with certain selling equity holders of Sunlight LLC that requires Sunlight to pay to such selling equity holders 85.0% of the tax savings that are realized primarily as a result of the increases in the tax basis in Sunlight LLC as a result of the sale and exchange of Sunlight LLC’s Class EX Units and Sunlight’s Class C shares for Sunlight’s Class A shares, as well as certain other tax benefits attributable to payments under the TRA. Sunlight retains the benefit of the remaining 15.0% of these tax savings.
In addition, Sunlight LLC has entered into indemnification agreements with certain of its officers and directors and purchased directors’ and officers’ liability insurance. These indemnification agreements and the Sunlight A&R LLC Agreement require Sunlight LLC to indemnify its directors and officers to the fullest extent permitted under Delaware law.
The Second A&R Charter contains provisions limiting the liability of directors, and our Bylaws provide that Sunlight will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and our Bylaws also provide the Sunlight Board with discretion to indemnify officers and employees when determined appropriate by the Sunlight Board.
Sunlight has also entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that Sunlight will indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of Sunlight’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Sunlight will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 34

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Sunlight Financial Holdings Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 35

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the meeting, your shares will be voted in accordance with the discretion of the person or persons appointed as proxies.
A copy of the Company’s 2021 Annual Report is available without charge upon written request to: Corporate Secretary, Sunlight Financial Holdings Inc., 101 N. Tyron Street, Suite 1000, Charlotte, NC, 28246.
Sunlight Financial Holdings Inc. | 2022 Proxy Statement | 36

Sunlight Financial®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SUNL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D80078-P65524

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNLIGHT FINANCIAL HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the following Class I Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeanette Gorgas
02) Kenneth Shea
03) Joshua Siegel

The Board of Directors recommends you vote FOR the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D80079-P65524

SUNLIGHT FINANCIAL HOLDINGS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
JUNE 8, 2022

The shareholder(s) hereby appoint(s) Matthew Potere and Nora Dahlman, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class C Common Stock of Sunlight Financial Holdings Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 8, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE